UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                    Other Events.

Potential Acquisition of Minority Interest in MarkWest Liberty Midstream

Overview

On December 12, 2011, MarkWest Energy Partners, L.P. (the “Partnership”) executed a non-binding letter of intent (the “LOI”) with affiliates of The Energy & Minerals Group (“EMG”) regarding the potential acquisition (the “MarkWest Liberty Midstream Acquisition”) by the Partnership of EMG’s interest in MarkWest Liberty Midstream & Resources, L.L.C (“MarkWest Liberty Midstream”) held by M&R MWE Liberty, LLC, an affiliate of EMG (“EMG Liberty”).  Under the LOI, the Partnership, EMG and EMG Liberty have agreed to negotiate in good faith towards the execution of mutually acceptable definitive, written agreements containing material terms consistent with those described below.  The Partnership, EMG, and EMG Liberty currently anticipate executing such agreements and closing the MarkWest Liberty Midstream Acquisition on or about December 31, 2011.   The remainder of this Form 8-K describes the provisions of the definitive agreements that the Partnership, EMG and EMG Liberty expect to execute.  There can be no assurance that the Partnership, EMG or EMG Liberty will be able to agree to terms for the potential MarkWest Liberty Midstream Acquisition on the same basis as those described herein or that they will be able to reach any agreements regarding the MarkWest Liberty Midstream Acquisition at all.

In exchange for EMG Liberty’s interest in MarkWest Liberty Midstream, the Partnership would (1) pay to EMG Liberty $1.0 billion in cash and (2) issue to EMG Liberty 19.95 million unregistered units of a new class (“Class B Units”) of the Partnership.  Subject to limited exceptions described below under “Change of Control,” the Class B Units would convert into common units (“Common Units”) of the Partnership on a one-for-one basis (the “Converted Units”) in five equal installments.  The first conversion of 20% of the Class B Units would occur on July 1, 2013 and the subsequent four conversions, each of 20% of the Class B Units, would occur on the first four anniversaries of July 1, 2013.  The Class B Units would not be entitled to participate in any distributions of available cash of the Partnership prior to their conversion into Common Units.  Following the closing of the MarkWest Liberty Midstream Acquisition, the Partnership would own 100% of MarkWest Liberty Midstream.

The Partnership expects the MarkWest Liberty Midstream Acquisition will be accounted for as an equity transaction, and no gain or loss will be recognized through the statement of operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidations — Overall — Changes in Parent’s Ownership Interest in a Subsidiary.  The Partnership’s historical financial statements include 100% of the assets, liabilities, and results of operations of MarkWest Liberty Midstream. Historical net income is not expected to change as a result of the MarkWest Liberty Midstream Acquisition, however, the portion of net income attributable to the Partnership is expected to increase due to the acquisition of the non-controlling interest.  Giving effect to the MarkWest Liberty Midstream Acquisition, for the year ended December 31, 2010, the net income attributable to non-controlling interest of $30.6 million would be reduced to $2.7 million and net income attributable to the Partnership would increase from $0.5 million to $28.4 million.  Giving effect to the MarkWest Liberty Midstream Acquisition, for the nine months ended September 30, 2011, the net income attributable to non-controlling interest of $33.2 million would be reduced to $0.9 million and net income attributable to the Partnership would increase from $134.8 million to $167.1 million.  The Partnership expects that the MarkWest Liberty Midstream Acquisition will also change net income attributable to the Partnership’s common unitholders per Common Unit due to the change in income attributable to the Partnership and the number of Common Units and Class B Units outstanding.

Registration Rights

The LOI provides that the Partnership would provide EMG Liberty with certain registration rights related to the Class B Units following their conversion into Converted Units.  The Partnership would be obligated to use commercially reasonable efforts to (1) file a resale registration statement registering the resale of the Converted Units; (2) have such registration statement declared effective by July 1, 2013 and (3) maintain the effectiveness of such registration statement for a period of up to six years.  Furthermore, following the effectiveness of such registration statement, EMG Liberty would be granted piggyback registration rights permitting EMG Liberty to sell its Converted Units, in an amount representing up to 20% of the total number of Common Units to be offered in any firm commitment, underwritten offering effected by the Partnership (including no more than an equal percentage of any Common Units subject to any over-allotment option requested by the managing underwriters in such an offering).  The LOI further provides that the Partnership would provide EMG Liberty comparable 20% participation and sale rights in the event that the Partnership was to adopt a continuous equity or similar program in the future.

The LOI also provides that, beginning January 1, 2017, EMG Liberty would have the right to demand that the Partnership conduct up to three underwritten offerings of any Converted Units still held by EMG Liberty.  EMG Liberty would be restricted from exercising more than one demand right in any twelve-month period.  The Partnership would bear all reasonable expenses (excluding any underwriting discounts and commissions and fees for more than one counsel for EMG Liberty) in connection with the registration and offering of EMG Liberty’s Converted Units.

Transfer Restrictions

The LOI provides that, except for EMG Liberty’s ability to (1) participate in underwritten offerings or any continuous offering program as described above and (2) make distributions, beginning on or after January 1, 2016, to EMG Liberty’s limited partners in an aggregate amount not exceeding 2.5 million Converted Units (provided that such limited partners agree to a customary one-year lock-up arrangement), EMG Liberty would not be permitted to transfer its Class B Units or Converted Units, without the prior written consent of the Partnership.

Voting and Governance

The LOI provides that, prior to the conversion of the Class B Units into Converted Units, the Class B Units would not be entitled to vote on any matters on which the holders of Common Units are entitled to vote, other than those matters that disproportionately and adversely affect the rights and preferences of the Class B Units in relation to other class of interests in the Partnership.  In such cases, the holders of Class B Units would vote together as a single class.  Unless otherwise determined by our general partner, upon conversion of the Class B Units, EMG Liberty would be entitled to vote Converted Units that represent in aggregate no more than 5% of the Partnership’s outstanding Common Units; any Converted Units in excess of such 5% threshold would not be entitled to vote.  Holders of Class B Units would not have any contractual right to designate representatives to the board of directors of the Partnership’s general partner.

Change of Control

The LOI provides in connection with a Change of Control (as defined below) where at least a majority of the outstanding Common Units are converted or exchanged into cash or a combination of cash and securities of a third party, either the Partnership, on the one hand, or the holders of any then-outstanding Class B Units, on the other hand, would be entitled to elect to cause each Class B Unit to be converted into Common Units based on the Discounted Conversion Formula (as defined below) and receive the consideration that would have been payable with respect to such Converted Units in the Change of Control transaction.  In a Change of Control transaction, where the Partnership is not the surviving entity, and neither the Partnership, on the one hand, nor the holders of the Class B Units, on the other hand, elect such a conversion, then the Class B Units would convert into a class of securities of the surviving entity with substantially similar rights to the Class B Units.  In the case of any Change of Control of the Partnership not accompanied by a conversion or exchange involving at least a majority of the then outstanding Common Units of the Partnership, then either the Partnership, on the one hand, or the holders of the then outstanding Class B Units, on the other hand, would be entitled to elect to convert Class B Units into Common Units based on the Discounted Conversion Formula.

“Discounted Conversion Formula” means an adjustment to the one-to-one initial conversion rate at which a Class B Unit would otherwise convert into a Common Unit by applying a discount rate based on the period in which the Change of Control occurs.  Such discount rate ranges from a conversion discount of 19.7% at December 31, 2011 to no discount at June 30, 2017.

“Change of Control” means (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership to any third party or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which any third party becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities of the Partnership in a transaction in which acquired securities are not subject to any voting limitation under the Partnership’s partnership agreement (or, if the Partnership does not survive such transaction, the voting securities of the surviving entity).

Potential MarkWest Liberty Utica Joint Venture

Pursuant to the LOI, the Partnership and EMG have also agreed to negotiate in good faith regarding a new midstream joint venture covering various development activities in the Utica Shale area of Ohio, including the construction of significant natural gas processing and NGL fractionation, transportation, and marketing infrastructure, beginning in 2012 (such joint venture, the “Utica JV”).  The Utica JV would be similar to the parties’ existing MarkWest Liberty Midstream joint venture, with EMG funding a majority of the initial capital expenditures required to develop the Utica JV midstream infrastructure. There can be no assurance that the Partnership and EMG will be able to agree to terms for the potential Utica JV on the same basis as those described herein or that they will be able to reach any agreements regarding the Utica JV at all.

Amendment to Credit Facility

In anticipation of the transactions described above, the Partnership has entered into discussions with the lenders under our revolving credit facility (the “Credit Facility”) to, among other things, increase the borrowing capacity under the Credit Facility by $150 million to $900 million. There can be no assurances, however, that the borrowing capacity will increase or that, if increased, the funds available under the amended Credit Facility will continue to be made available on the same or similar terms as under the existing Credit Facility.

Forward Looking Statements

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control.  Among those are (i) the risk that the Partnership may not enter into or consummate the MarkWest Liberty Midstream Acquisition or the Utica JV and (ii) the risk that either the MarkWest Liberty Midstream Acquisition or the Utica JV is consummated, but that the anticipated benefits such transaction cannot be fully realized.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Report on Form 10-Q for the quarters ended June 30, 2011 and September 30, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.

ITEM 7.01.                                    Regulation FD Disclosure

On December 12, 2011, the Partnership issued a press release announcing the potential MarkWest Liberty Midstream Acquisition and the potential Utica JV.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.                                 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated December 12, 2011, announcing the MarkWest Liberty Midstream Acquisition and the Utica JV.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: December 12, 2011	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer